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                                                                   EXHIBIT 10.21

January 1, 2004

Mr. Don Innis
3570 Haldeman Creek Drive, #115
Naples, FL 34112

Dear Don:

Stellar Internet Monitoring is pleased to offer you the position of President effective on February 1, 2004. The decision of the starting date is at your sole discretion and is to be documented, herein.

As agreed your compensation and benefits are as follows:

COMPENSATION:
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     o    $200,000 annual salary

     o 1% Stock Option exercisable in stock certificates on anniversary date of your employment. This option agreement is subject to governmental regulation, and may be adjusted to comply with applicable law and regulation. This Option will not be exercisable if your employment is terminated during the first year.

     o If employment is involuntarily terminated, you will be paid a severance equal to three months current salary.

COMPANY BENEFITS:
----------------

     o    Company paid Medical and Dental Plan for employee and spouse.

     o    Three weeks paid annual vacation for 2004.

     o    Four weeks paid annual vacation after 2004.

By signing below, you are accepting this position and accepting the effective date of employment filled in below.

Don, I look forward to having you join our successful team. Your skills, hard work, enthusiasm, experience and contacts can only serve to make us much more successful in the future.

Sincerely,
STELLAR INTERNET MONITORING

/s/ Richard Schmidt
----------------------
Richard Schmidt
Chairman


The effective date of my employment will be February 1, 2004.

Read and Accepted:



/s/ Don Innis                       1-8-04
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Don Innis                           Date